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                                                                    EXHIBIT 99.1

Schedule of computation of ratio of earnings to fixed charges of The Kroger Co. and consolidated subsidiary companies for the five fiscal years ended February 2, 2002 and for the two quarters ended August 17, 2002 and August 18, 2001.

                              August 17,   August 18,   February 2,    February 3,    January 29,   January 2,  December 27,
                                 2002         2001         2002           2001            2000         1999         1997
                              (16 weeks)   (16 weeks)   (52 weeks)     (53 weeks)      (52 weeks)   (53 weeks)   (52 weeks)
                             ------------ ------------ -------------  ------------    ------------ ------------ -----------
                                                                (in millions of dollars)
Earnings:
   Earnings before
    tax expense
    (credit), and
    extraordinary loss .....    $ 1,047     $    917     $  1,711       $  1,508        $  1,102     $    889     $    954

   Fixed charges ...........        530          565        1,030          1,058           1,010        1,038          679
   Capitalized interest ....         (2)          (6)          (9)            (7)             (5)          (9)         (10)
                                -------     --------     --------       --------        --------     --------     --------
                                $ 1,575     $  1,476     $  2,732       $  2,559        $  2,107     $  1,918     $  1,623
                                =======     ========     ========       ========        ========     ========     ========

Fixed charges:
   Interest ................    $   328     $    363     $    659       $    683        $    644     $    654     $    397
   Portion of rental
    Payments deemed
    to be interest .........        202          202          371            375             366          384          282
                                -------     --------     --------       --------        --------     --------     --------
                                $   530     $    565     $  1,030       $  1,058        $  1,010     $  1,038     $    679
                                =======     ========     ========       ========        ========     ========     ========

Ratio of earnings to
   fixed charges ...........        3.0          2.6          2.7            2.4             2.1          1.8          2.4
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